EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Celgene Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-70083, 33-21462, 33-38296, 33-62510, 333-91977, 333-39716 and
333-65908)  on Form  S-8,  (Nos.  333-02517,  333-32115,  333-38861,  333-52963,
333-87197,  333-93759, 333-94915 and 333-75636) on Form S-3 and (No. 333-101196)
on Form S-4 of Celgene Corporation of our report dated January 29, 2003, with respect to the consolidated balance sheets of Celgene Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedule, which report appears in the December 31, 2002, annual report on Form 10-K of Celgene Corporation.

Our report on the consolidated financial statements refers to the Company's adoption of Statement of Financial Accounting Standards No. 141, "Business Combinations" effective July 1, 2001.

                                                        /s/ KPMG LLP



Short Hills, New Jersey
March XX, 2003